Exhibit 99.1

NEWS RELEASE

Company Contact:
Gastar Exploration Ltd.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&E  : 713-529-6600
lelliott@drg-e.com / apearson@drg-e.com

 FOR IMMEDIATE RELEASE

GASTAR EXPLORATION ANNOUNCES RESULTS OF RECOMPLETION OF DONELSON #3 WELL

HOUSTON, June 9, 2009 - Gastar Exploration Ltd. (NYSE Amex: GST and TSX: YGA) today announced that it has recompleted the Donelson #3 well in three additional lower Bossier zones.  The shallowest zone recompleted, the Lanier Sand, is currently flowing at a gross sales rate of approximately 19.1 MMcfd with approximately 5,300 psi of flowing casing pressure.  As the flowing pressure declines, Gastar plans to co-mingle the two remaining recompleted zones that are behind isolation plugs, and the original completion which was making approximately 5.5 MMcfd when shut in for the recent recompletion activity.  The cost of recompleting in the three lower Bossier zones was approximately $1.5 million.  Gastar owns a 62.3% working interest (47.2% net revenue interest) in the Donelson #3 well.

 “These recompletions are examples of the type of behind pipe deliverability and incremental reserves typical of Gastar’s deep Bossier wells,” commented J. Russell Porter, Gastar’s President and Chief Executive Officer.  ‘These are low cost activities and contribute to the already outstanding economics associated with Gastar’s deep Bossier drilling program.  In addition, these activities afford Gastar the opportunity to maintain production and cash flow without significant capital expenditures.”

About Gastar Exploration

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia.  The Company pursues a strategy combining deep natural gas exploration and development with lower risk CBM and shale resource development.  The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania.  Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming and concentrated on more than 6 million gross acres controlled by Gastar and its joint development partner in Australia’s Gunnedah Basin (PEL 238, PEL 433 and PEL 434) located in New South Wales.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in the natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels, and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in Gastar’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

The NYSE Amex and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

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